SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)
January 22, 1996



                PENTAIR, INC.
(Exact name of Registrant as specified in its Charter)


MINNESOTA                    0-4689        41-0907434

(State or other         (Commission     (IRS Employer
Jurisdiction of        File Number)    Identification
Incorporation)                                Number)


                PENTAIR, INC.
     1500 County Road B2 West, Suite 400
          St. Paul, Minnesota  55113
   (Address of Principal Executive Offices)


612-636-7920
(Registrant's Telephone Number, Including Area Code)




                Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

    On January 22, 1996, Pentair, Inc. (the
Registrant) announced that its board of directors approved a two-for-one common stock split in the form of a 100 percent stock dividend. The dividend is payable
February 16, 1996, to common shareholders of record at the close of business on February 2, 1996.

Item 7.  Financial Statements and Exhibits.

The information supplied under this item is supplemented by the following:

a. Not Applicable

b. Not Applicable

c.  Exhibits

(99)        Press Release, dated January 22, 1996,
            concerning the 100 percent common stock
            dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENTAIR, INC
By: David D. Harrison
Executive Vice President &
Chief Financial Officer

Dated: January 29, 1996